UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 11, 2024

BALLY’S CORPORATION

(Exact name of Registrant as Specified in its Charter)

Delaware	001-38850	20-0904604
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Westminster Street Providence, RI	02903
(Address of Principal Executive Offices)	(Zip Code)

(401) 475-8474

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a.12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.01 par value	BALY, BALY.T	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Item 8.01- Other Events

On December 11, 2024, Bally’s Corporation, a Delaware corporation (“Bally’s or the “Company”), issued a press release announcing the opening of a new election period for holders of shares of Bally’s common stock, par value $0.01 per share (“Company Common Stock”) to submit an election (a “Rolling Share Election”) to have such shares of Company Common Stock remain issued and outstanding following the completion of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of July 25, 2024, (as amended, the “Merger Agreement”), by and among SG Parent LLC, a Delaware limited liability company (“Parent”), Bally’s, The Queen Casino & Entertainment Inc., a Delaware corporation and affiliate of Parent, Epsilon Sub I, Inc., a Delaware corporation and wholly owned subsidiary of the Company, Epsilon Sub II, Inc., a Delaware corporation and wholly owned subsidiary of the Company, and, solely for purposes of specified provisions of the Merger Agreement, SG CQ Gaming LLC, a Delaware limited liability company (“SG Gaming”). Capitalized terms used but not otherwise defined herein have the meanings set forth in the Merger Agreement.

A copy of the instruction letter and election form and letter of transmittal being distributed to stockholders in connection with the Rolling Share Election is attached hereto as Exhibit 99.2 and Exhibit 99.3, respectively, and incorporated herein by reference.

Subject to the terms and conditions of the Merger Agreement, at the effective time of the Company Merger (the “Company Effective Time”), each share of Company Common Stock issued and outstanding immediately prior to the Company Effective Time (other than shares of Company Common Stock owned by: (i) the Company or any of the Company’s wholly owned subsidiaries; (ii) holders exercising appraisal rights; (iii) SG Gaming following the Queen Share Contribution; or (iv) holders who have validly made a Rolling Share Election, subject to certain exceptions) will be converted into the right to receive cash consideration equal to $18.25 per share of Company Common Stock. In connection with the Company Merger, each holder of shares of Company Common Stock (other than the Company or its subsidiaries) will have the option to make a Rolling Share Election with respect to all or any portion of its shares of Company Common Stock, which may be rejected under certain circumstances as set forth in the Merger Agreement, by the Company or Parent.

As required by the terms of the Merger Agreement, the Special Committee approved the Company’s decision to open a new election period. However, neither the Special Committee nor Board of Directors (i) has made or is making any recommendation with regard to whether any holder of Company Common Stock should take the Rolling Share Election or retain and hold the Rolling Company Shares (as defined below), (ii) has considered or is considering the terms and conditions of the Rolling Share Election or the Rolling Company Shares, or (iii) has made or is making any recommendation with regard to or the merits of retaining an investment in Bally’s.

Each record holder of shares of Company Common Stock (other than Bally’s and its subsidiaries) as of October 21, 2024 (the “Record Date”), or who became or becomes a record holder of shares of Company Common Stock during the period between the Record Date and 5:00 p.m. Eastern time on January 17, 2025 (the “Second Election Deadline”) and has received an election form for making a Rolling Share Election (an “Election Form”), may submit an Election Form specifying the number of shares of Company Common Stock held by such record holder that such record holder elects to have remain issued and outstanding in the Company Merger (the “Rolling Company Shares”). In making any Rolling Share Election, each record holder making such election that is accepted will be deemed to have elected to have each such Rolling Company Share assigned a new CUSIP number (the “Rolling Company Share CUSIP”) that will identify the Rolling Company Shares.

Stockholders electing to retain some or all of their shares of Company Common Stock in lieu of receiving merger consideration, will be unable to sell such Rolling Company Shares from the time of submission of the Election Form until the earliest of: (i) assignment of the CUSIP number applicable to such Rolling Company Shares, which shall occur promptly following acceptance of each Election Form, (ii) the proper revocation of such election by either the Company or Parent before or after the Second Election Deadline and in each case prior to the Company Effective Time, or (iii) the valid termination of the Merger Agreement in accordance with its terms; provided, however, that if any such revocation is made only in part, stockholders may effect a sale or other transfer only in respect of shares of Company Common Stock not bearing the Rolling Company Share CUSIP for which such Rolling Share Election was revoked.

As promptly as possible after submission of each Election Form, validly elected Rolling Company shares will be re-assigned the Rolling Company Share CUSIP and will be freely tradeable (subject to restrictions applicable to “affiliates” of the Company under SEC Rule 144 of the Securities Act of 1933, as amended (the “Securities Act”), or restrictions imposed in the Company’s organizational documents for compliance with applicable gaming regulatory laws and regulations, and restrictions imposed on parties to Support Agreements entered into in connection with the execution of the Merger Agreement), and, subject to applicable listing rules, eligible for trading on the New York Stock Exchange under the ticker symbol BALY.T (or for certain stock price reporting services BALY-T or BALY/T) until the Company Effective Time (or the earlier valid termination of the Merger Agreement).

Any Company Stockholder who fails to properly make a Rolling Share Election on or before the Second Election Deadline with respect to all or any portion of such record holder’s shares of Company Common Stock will be deemed to have not made a Rolling Share Election with respect to such shares.

Parent and the Company (subject to the prior approval by the Special Committee) reserve the right to cause one or more periods for Rolling Share Elections to be made prior to the Company Effective Time subject to such deadlines and procedures as they may determine to be necessary or appropriate. There can be no assurance, however, that Parent or the Company will allow for additional Rolling Share Election periods following the Second Election Deadline. The Company will notify Company Stockholders of each such period and the related deadlines and procedures by the filing with the SEC of a Form 8-K or such other report or schedule as may be appropriate.

In the event any such additional period for Rolling Share Elections is elected, Rolling Share Elections made in any prior period for Rolling Share Elections may not be revoked by the applicable Company Stockholder who made such prior Rolling Share Election. In order to validly make Rolling Share Elections, stockholders desiring to make a Rolling Share Election will be required to waive appraisal rights in respect of any shares of Company Common Stock that they hold or may hereafter acquire that are subject to a Rolling Share Election.

All Rolling Share elections submitted prior to the Second Election Deadline shall be irrevocable and may not be withdrawn by the stockholder or beneficial owner submitting an Election Form once such Election Form has been accepted by Equiniti Trust Company, LLC, Bally’s payment and exchange agent (the “Payment Agent”). All previously submitted elections made at or prior to 5:00 p.m. Eastern time on November 19, 2024 are also irrevocable and may not be withdrawn by the holders or beneficial owners thereof during this new election period.

All Rolling Share Elections will be revoked automatically if the Payment Agent is notified in writing by Parent and Bally’s prior to or after the Second Election Deadline that the Company Merger has been abandoned and the Merger Agreement has been terminated in accordance with its terms. In addition, each of Parent and Bally’s will have the authority to revoke all or any part of a Rolling Share Election at any time prior to the Company Effective Time (both before or after the Second Election Deadline) if it determines in good faith that such election is reasonably likely to delay or prevent receipt of any of the Requisite Gaming Approvals or the holding of shares of Common Stock after the closing of the transactions contemplated by the Merger Agreement (the “Closing”) by the holder thereof is reasonably likely to adversely affect the conduct of Gaming Activities by Bally’s or any of its subsidiaries after the Closing.

At the Company Effective Time, the Rolling Company Shares will remain outstanding, and it is expected that such shares will revert to the original “BALY” ticker symbol. The Rolling Company Shares will remain registered with the SEC and are expected to continue trading under the original “BALY” ticker symbol on the NYSE or another securities exchange in the United States, based on applicable listing requirements.

The closing is anticipated to occur in the first quarter of 2025 and remains subject to the receipt of regulatory approvals and the satisfaction of other customary closing conditions.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

99.1	Press Release of Bally’s Corporation, dated December 11, 2024.
99.2	Rolling Share Election Instruction Letter, dated December 11, 2024.
99.3	Election Form and Letter of Transmittal
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BALLY’S CORPORATION

Date: December 11, 2024	By:	/s/ Kim M. Barker
Kim M. Barker
Chief Legal Officer

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